UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 13, 2011

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2011, in connection with the management changes that Google Inc. (Google) announced on January 20, 2011, the members of the Leadership Development and Compensation Committee of Google’s Board of Directors approved annual cash compensation for Eric E. Schmidt, Google’s Executive Chairman of the Board of Directors. Effective as of April 4, 2011, Eric will receive an annual base salary of $1.25 million and a target bonus of 400% of his base salary. Eric’s actual bonus payment for 2011 can range from zero to a maximum of $6.0 million.

In addition, effective as of April 13, 2011, and in connection with a management reorganization, Alan Eustace, Google’s Senior Vice President, Engineering & Research, became Google’s Senior Vice President, Knowledge, and Shona L. Brown, Google’s Senior Vice President, Business Operations, became Google’s Senior Vice President, Google.org. Alan and Shona were among Google’s named executive officers as of December 31, 2010, but will not have executive officer responsibilities in their new positions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: April 19, 2011	/s/ Kent Walker
Kent Walker
Senior Vice President and General Counsel